EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Raglan Mines Limited
Vancouver, B.C.
CANADA

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 30, 2001, on the financial statements of Raglan Mines Limited as of June 30, 2001, and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

July 29, 2002